UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2010

Immunomedics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
                      Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2010, Dr. Edward T. Wolynic informed the Company of his intention not to stand for re-election at the Company’s next Annual Meeting of Stockholders, scheduled to be held in December 2010 (the “Annual Meeting”).  Dr. Wolynic has informed the Company that he intends not to stand for re-election due to an increase in demand for his consulting services.  Dr. Wolynic has also informed the Company that his resignation is not due to any disagreement between Dr. Wolynic and the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By: /s/ Cynthia L. Sullivan
Name:  Cynthia L. Sullivan
Title:    President and Chief Executive Officer

Date:  May 6, 2010